Exhibit 32.2
SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER
ULTRA PETROLEUM CORP.
I, Marshall D. Smith, Chief Financial Officer of Ultra Petroleum Corp. (the “Company”), certify that:
1.	this annual report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 26, 2007

/s/ Marshall D. Smith

Marshall D. Smith,
Chief Financial Officer
This certification is furnished as an exhibit to the Report, pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification will not be incorporated by reference into any filing under the Securities Act or Exchange Act of the Company, unless the Company specifically incorporates it by reference.